N E W S R E L E A S E
CONTACT: Paul Seavey    FOR IMMEDIATE RELEASE (800) 247-5279        May 18, 2023

ELS Announces the Passing of Samuel Zell
CHICAGO, IL – May 18, 2023 – Equity LifeStyle Properties, Inc. (NYSE:ELS) (referred to herein as “we,” “us,” “our,” “Company,” and “ELS”) announced the passing of Samuel Zell, the Company’s Chairman.
Sam served as Chairman of our Board of Directors since March 1995 and as our Chief Executive Officer from March 1995 to August 1996. Sam was an entrepreneur and investor with a global perspective and is recognized as a founder of the modern real estate investment trust industry. In addition to his service at ELS, Sam served as chairman of Equity Group Investments, the private investment firm he founded more than 50 years ago, Equity Residential, a publicly traded apartment REIT, Equity Commonwealth, a publicly traded office REIT and Equity International, a private investment firm focused on real estate-related companies outside the United States. Sam was an active philanthropist with a focus on entrepreneurial education. Through the Zell Family Foundation, he led the sponsorship of several leading entrepreneurship programs, including programs at the University of Michigan’s Ross School of Business, Northwestern University’s Kellogg School of Management, Reichman University in Israel and the University of Pennsylvania’s Wharton School.
You can find more detail about Sam’s impressive life and career at www.samzelllegacy.com.
Marguerite Nader, our President and Chief Executive Officer, said “Sam leaves the real estate industry and the business community mourning the loss of a distinctive and generous mentor and an unparalleled leader who generously offered time and attention to develop those around him. He established an entrepreneurial culture focused on excellence, value creation, skilled and empowered teams and, most importantly, doing the right thing. He was a visionary who trusted his own sensibilities. Family was the cornerstone of Sam’s life. He will be missed as a husband, father, brother and grandfather.”
Consistent with the Company’s long-standing succession plans, the Board of Directors named Thomas Heneghan to serve as Chairman of the Board of Directors. Mr. Heneghan has served as the Vice Chairman of the Board of Directors since May 2018 and was Co-Vice Chairman from 2013 to 2018. Mr. Heneghan served as Chief Executive Officer of the Company from January 2004 to February 2013.
Mr. Heneghan said “Sam was uniquely comfortable being himself, even if it meant forging his own path. He was an incredible role model and made those around him better for the experience. His legacy speaks for itself and will echo well into the future.”
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events.
For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
We are a fully integrated owner of lifestyle-oriented properties and own or have an interest in 450 properties located predominantly in the United States consisting of 171,477 sites as of April 17, 2023. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.
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